Exhibit 99.1

Invitae Broadens Management Team to Scale Expanding Business and Meet Rising Demand

— Shelly Guyer appointed chief financial officer as Lee Bendekgey takes on role of chief operating officer —

SAN FRANCISCO, May 25, 2017 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetic information companies, announced that industry veteran Shelly Guyer, most recently chief financial officer at Veracyte, Inc., a genomic diagnostics company, has been named chief financial officer, effective June 12, 2017. Upon her appointment, Invitae’s current chief financial officer, Lee Bendekgey, will fully transition to the role of chief operating officer.

“I’m thrilled to be joining Invitae’s team of thought leaders to help position the company as an innovator in the dynamic and ever-changing genomics market,” said Shelly Guyer, future chief financial officer of Invitae. “It is an exciting time to be joining Invitae as the company continues to redefine the genetic information field and begins to evolve its business beyond the traditional scope of diagnostic testing to include industry-leading content, support, and services.”

Ms. Guyer has extensive experience building and leading strong financial functions as a senior executive and leader in life sciences, as well as domain expertise from years as an investment banker and venture capitalist. Prior to her CFO position at Veracyte, Ms. Guyer served as CFO and EVP of finance and administration at iRhythm Technologies, Inc., a digital healthcare company redefining the clinical diagnosis of cardiac arrhythmias. She began her business career at Hambrecht & Quist and later J.P. Morgan Securities, where for more than 17 years she held various positions, including principal of healthcare banking for the West Coast, leading financings for a variety of large and small cap life science companies. Ms. Guyer holds an AB from Princeton University and an MBA from the Haas School of Business, University of California, Berkeley.

“Broadening our management team to include the depth of experience Shelly brings will help ensure Invitae has the operational and financial infrastructure to support our long-term vision of ensuring comprehensive, affordable access to the highest quality genetic information,” said Lee Bendekgey, future chief operating officer of Invitae. “In my new role, I will be focused on ensuring that as we expand our platform to broaden the utility of genetic information, we do so in a cost-effective, scalable manner that meets current demand and future opportunity.”

About Invitae

Invitae Corporation’s (NYSE: NVTA) mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower price than many single-gene and panel tests today. The company currently provides a diagnostic service comprising approximately 1,500 genes for a variety of genetic disorders associated with oncology, cardiology, neurology, pediatrics, and other rare disease areas, as well as a clinical whole exome analysis service. Additionally, the company has created a Genome Network to connect patients, clinicians, advocacy organizations, researchers, and therapeutic developers to accelerate the understanding, diagnosis, and treatment of hereditary disease. For more information, visit our website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s new management appointments and its future growth and position in the market; the company’s rapid rise to the top of the genetic information field and the beginning of its evolution from traditional diagnostic testing to industry-leading content, support and services; the company’s commitment to continue delivering high quality genetic tests and drive continued growth in its Genome Network; and that broadening the company’s management team will help ensure it has the operational and financial infrastructure to support its near-term growth and long-term goals. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the loss of any member of the company’s senior management team; the company’s ability to manage growth effectively, the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; the company’s history of losses; the company’s ability to compete; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Source: Invitae Corporation

Investor Contact:

Kate McNeil

ir@invitae.com

347-204-4226

Media Contact:

Laura D’Angelo

pr@invitae.com

314-920-0617

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